Exhibit 4.3

             INTERNATIONAL LEASE FINANCE CORPORATION
                   MEDIUM-TERM NOTE, SERIES G
                          (FIXED RATE)

REGISTERED                                             REGISTERED

No. FXR-
CUSIP-

     If this Security is registered in the name of The Depository Trust Company (the "Depositary") (55 Water Street, New York, New York) or its nominee, this Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary unless and until this Security is exchanged in whole or in part for Securities in definitive form. Unless this certificate is presented by an authorized representative of the Depositary to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of the Depositary and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co. has an interest herein.

                                        Original
Stated              Interest            Issue          Principal
Maturity:           Rate:               Date:          Amount:

                               %

Issue Price:

Repurchase Price                   Overdue
(for Discount                      Rate (if any):
Securities):

Redeemable On Or After:

Optional Repayment Date:

Other Provisions:


          INTERNATIONAL LEASE FINANCE CORPORATION, a California corporation (herein called the "Company", which term includes any successor corporation under the Indenture, as hereinafter defined), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum set forth above at Stated Maturity shown above and to pay interest thereon from the Original Issue Date shown above or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for at a fixed rate per annum semi-annually in arrears on April 15 and October 15 in each year, unless otherwise set forth above ("Interest Payment Dates"), until the principal hereof is paid or made available for payment, and on Stated Maturity. Interest will be payable on each Interest Payment Date and at Stated Maturity or upon redemption or optional repayment. Interest will be payable to the Holder at the close of business on the Regular Record Date which shall be April 1 and October 1 of each year, unless otherwise set forth above, next preceding such Interest Payment Date; provided, however, that interest payable at Stated Maturity or upon redemption or optional repayment will be payable to the person to whom principal is payable and (to the extent that the payment of such interest shall be legally enforceable) at the Overdue Rate, if any, per annum set forth above on any overdue principal and premium and on any overdue installment of interest. If the Original Issue Date is between a Regular Record Date and the next succeeding Interest Payment Date, the first payment of interest hereon will be made on the Interest Payment Date following the next succeeding Regular Record Date to the Holder on such next Regular Record Date.

          Payment of the principal, and premium, if any, and interest payable at Stated Maturity or upon redemption or optional repayment on this Security will be made in immediately available funds at the corporate trust office of the Trustee in Chicago, Illinois or at the agency of the Trustee maintained for that purpose in New York, New York, provided that this Security is presented to the Trustee in time for the Trustee to make such payments in such funds in accordance with its normal procedures. Interest (other than interest payable at Stated Maturity or upon redemption or optional repayment) will be paid by check mailed to the address of the person entitled thereto as it appears in the Security Register on the applicable Regular Record Date or, at the option of the Company, by wire transfer to an account maintained by such person with a bank located in the United States. Notwithstanding the foregoing, (i) the Depositary or its nominee, if it is the registered Holder of this Security, will be entitled to receive payments of interest (other than at Stated Maturity or upon redemption or optional repayment) by wire transfer to an account maintained by such Holder with a bank located in the United States, and (ii) a Holder of $10,000,000 or more in aggregate principal amount of Securities having the same Interest Payment Date will, upon receipt on or prior to the Regular Record Date preceding an applicable Interest Payment Date by the Trustee of written instructions from such Holder, be entitled to receive payments of interest (other than at Stated Maturity or upon redemption or optional repayment) by wire transfer to an account maintained by such Holder with a bank located in the United States. Such instructions shall remain in effect with respect to payments of interest made to such Holder on subsequent Interest Payment Dates unless revoked or changed by written instructions received by the Trustee from such Holder, provided that any such written revocation or change which is received by the Trustee after a Regular Record Date and before the related Interest Payment Date shall not be effective with respect to the interest payable on such Interest Payment Date.

          REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF
THIS SECURITY SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER
PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET
FORTH AT THIS PLACE.

          Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture referred to on the reverse hereof or be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:

TRUSTEE'S CERTIFICATE OF                INTERNATIONAL LEASE
  AUTHENTICATION                        FINANCE CORPORATION
This is one of the
Securities of the series
designated therein referred
to in the within-mentioned
Indenture


CONTINENTAL BANK,
NATIONAL ASSOCIATION

               As Trustee               Attest:

By
  Authorized Signatory




             INTERNATIONAL LEASE FINANCE CORPORATION
                   MEDIUM-TERM NOTES, SERIES G
                          (FIXED RATE)


          This Security is one of a duly authorized issue of Medium-Term Notes, Series G of the Company (herein called the "Securities"), issued and to be issued under an Indenture dated as of November 1, 1991 (herein called the "Indenture") between the Company and Continental Bank, National Association, as trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof. The Securities of this series may be issued from time to time at varying maturities, interest rates and other terms as may be designated with respect to a Security.

          Interest payments for this Security will include interest accrued to but excluding the Interest Payment Dates. Interest payments for this Security shall be computed and paid on the basis of a 360-day year of twelve 30-day months. If any Interest Payment Date specified on the face hereof would otherwise be a day that is not a Business Day, the Interest Payment Date shall be postponed to the next day that is a Business Day. "Business Day" means any day that is not a Saturday or Sunday and that, in The City of New York, is not a day on which banking institutions are generally authorized or obligated to close.

          Unless otherwise indicated on the face of this Security, this Security may not be redeemed prior to Stated Maturity. If so indicated on the face of this Security, this Security may be redeemed, at the option of the Company, on any date on or after the date set forth on the face hereof, either in whole or from time to time in part at a redemption price equal to 100% of the principal amount redeemed, together with interest accrued and unpaid thereon to the date of redemption. Notice of redemption shall be mailed to the Holders of the Securities designated for redemption at their addresses as the same shall appear in the Security Register not less than 30 and not more than 60 days prior to the date of redemption, subject to all the conditions and provisions of the Indenture. In the event of any redemption, the Company will not be required to (i) issue, register the transfer of, or exchange any Security during a period beginning at the opening of business 15 days before any selection of Securities to be redeemed and ending at the close of business on the date of mailing of the relevant notice of redemption or (ii) register the transfer or exchange of any Security, or any portion thereof, called for redemption, except the unredeemed portion of any Security being redeemed in part. Only a new Security or Securities for the amount of the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

          If so provided on the face of this Security, the Security will be subject to repayment at the option of the Holder on the date or dates so indicated on the face hereof. If no date or dates for such repayment are set forth on the face hereof, this Security will not be repayable at the option of the Holder prior to Stated Maturity. On an optional repayment date, if any, this Security will be repayable in whole or in part in increments of $1,000 at the option of the Holder at a price equal to 100% of the principal amount to be repaid, together with interest thereon payable to the date of repayment, if the "Option to Elect Repayment," duly completed and received by the Company in accordance with the terms of this Security, is received by the Company not more than 60 nor less than 30 days prior to the date or dates of repayment set forth on the face hereof. In the event of repayment of this Security in part only, a new Security for the unrepaid portion thereof shall be issued in the name of the Holder hereof upon the surrender hereof.

          If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Securities at the time outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of not less than a majority in principal amount of the outstanding Securities of any such series to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

          No reference herein to the Indenture and no provisions of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Security at the times, places and rate, and in the coin or currency, herein prescribed. However, the Indenture limits Holder's rights to enforce the Indenture and this Security.

          This Security is exchangeable only if (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for this Global Security or if at any time the Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and a successor Depositary is not appointed within the time specified in the Indenture, or (ii) the Company in its sole discretion determines that all Global Securities of the same series as this Security shall be exchangeable for definitive Securities of differing denominations aggregating a like amount in registered form. If this Security is exchangeable pursuant to the preceding sentence, it shall be exchangeable for definitive Securities of differing denominations aggregating a like amount in registered form in denominations of $1,000 and integral multiples of $1,000 in excess thereof, bearing interest at the same rate, having the same date of issuance, redemption provisions, if any, Stated Maturity and other terms.

          The Depositary will not sell, assign, transfer or otherwise convey any beneficial interest in this Security unless such beneficial interest is in an amount equal to $1,000 or an integral multiple of $1,000 in excess thereof. The Depositary, by accepting this Security, agrees to be bound by such provision.

          No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and none of the Company, the Trustee or any such agent shall be affected by notice to the contrary.

          THE INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY
AND CONSTITUTED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW
YORK.

          All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.




                    OPTION TO ELECT REPAYMENT

          The undersigned hereby irrevocably requests and instructs the Company to repay the within Security (or portion thereof specified below) pursuant to its terms at a price equal to the principal amount thereof, together with interest to the repayment date, to the undersigned.

          The undersigned acknowledges that for the within Security to be repaid, the Company must receive at the offices or agencies of the Trustee in Chicago, Illinois or The City of New York, during the period specified in this Security (i) the Security with this "Option to Elect Repayment" form duly completed, or (ii) a telegram, telex, facsimile or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or a trust company in the United States of America setting forth the name of the Holder of the Security, the principal amount of the Security, the amount of the Security to be repaid, a statement that the option to elect repayment is being exercised thereby and a guarantee that the Security to be repaid with the "Option to Elect Repayment" form duly completed will be received by the Company not later than five Business Days after the date of such telegram, telex, facsimile transmission or letter and such Security and form duly completed are received by the Company by such fifth Business Day. Any such notice received by the Company during the period specified in this Security shall be irrevocable.

          If less than the entire principal amount of the within Security is to be repaid, specify the portion thereof (which shall be $1,000 or an integral multiple thereof) which the Holder elects to have repaid: $______________; and specify the denomination or denominations (which shall be $1,000 or an integral multiple thereof) of the Security or Securities to be issued to the Holder for the portion of the within Security not being repaid (in the absence of any such specification, one such
Security will be issued for the portion not being repaid):  $   .

          Dated:


                              Note:  The signature to this Option
                              to Elect Repayment must correspond
                              with the name as it appears upon
                              the face of the within Security in
                              every particular without alteration
                              or enlargement or any change
                              whatever.


                          ABBREVIATIONS

          The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws and regulations:

          TEN COM - as tenants in common
          TEN ENT - as tenants by the entireties
          JT TEN  - as joint tenants with
                    right of survivorship and
                    not as tenants in common

     UNIF GIFT MIN ACT --               Custodian
                           (Cust)                  (Minor)
                         Under Uniform Gifts to Minors

                         Act
                                        (State)

          Additional abbreviations may also be used though not in the above list.




          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please insert Social Security or Other
Identifying Number of Assignee




PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP
CODE OF ASSIGNEE




the within Security and all rights thereunder, hereby irrevocably constituting and appointing

                                                        Attorney
to transfer said Security on the books of the Company, with full power of substitution in the premises.

Dated:
                              Notice:   The signature to this
                                        assignment must
                                        correspond with the name
                                        as written on the face of
                                        the within instrument in
                                        every particular, without
                                        alteration or
                                        enlargement, or any
                                        change whatever.